UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado	80216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On January 31, 2025, SeaStar Medical Holdings Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company will issue to the Purchaser, (i) in a registered direct offering, 713,000 shares of the Company’s common stock (the “Shares”), par value $0.0001 per share (“Common Stock”), and pre-funded warrants to purchase 2,816,412 shares of Common Stock (the “Pre-Funded Warrants”) with an exercise price of $0.001 per share, and (ii) in a concurrent private placement, warrants to purchase 3,529,412 shares of Common Stock (the “Common Warrants”) with an exercise price of $1.70. Such registered direct offering and concurrent private placement are referred to herein as the “Transactions.” The offering was made without an underwriter or a placement agent and we are not paying underwriting discounts or commissions. We are required to pay to H.C. Wainwright & Co. a cash fee equal to 7.0% of the aggregate gross proceeds in this offering and to issue Wainwright warrants to purchase 247,059 shares of Common Stock at an exercise price of $2.125 per share (the “Placement Agent Warrants’)

The Company expects to receive aggregate gross proceeds from the Transactions of approximately $6.0 million, before deducting estimated offering expenses payable by the Company. The Shares, the Pre-Funded Warrants, the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”), are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-275968), which was declared effective on December 22, 2023 (the “Registration Statement”). The Common Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants (the “Common Warrant Shares”) are being issued in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Common Warrants will be exercisable commencing on the Stockholder Approval Date (defined below) and will expire on the fifth anniversary of the Stockholder Approval Date. The Pre-Funded Warrants will not expire and will be exercisable commencing on the date of issuance and at any time until all of the Pre-Funded Warrants are exercised in full. The Placement Agent Warrants have an exercise price of $2.125 per share (representing 125% of the offering price per Share and accompanying Common Warrant) and a termination date that will be five years from the closing of the offering.

The Company has agreed to hold a special meeting of stockholders within 120 days of the closing of the offering to approve the exercise of the Common Warrants and issuance of the shares of Common Stock underlying the Common Warrants (the “Stockholder Approval Date”).

The foregoing summaries of the Transactions, the securities to be issued in connection therewith, the Pre-Funded Warrants, the Common Warrants, the Placement Agent Warrants, and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, and are each incorporated herein by reference.

Warrant Adjustments and Amendments

On January 31, 2025, in consideration for entering into the Transactions, the Company agreed to voluntarily adjust the exercise price of the Company’s Series A Common Stock Purchase Warrants (the “Series A Warrants”) and Series B Common Stock Purchase Warrants (the “Series B Warrants” and together with the Series A Warrants the “Prior Warrants”), issued by the Company to the Purchaser on January 30, 2024, to $1.70 per share of Common Stock.

The Company and the Purchaser also agreed to enter into an Amendment to Common Stock Purchase Warrants the (“Amendment”) to extend the term of the Series B Warrants to January 30, 2029, subject to stockholder approval of the Amendment.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure regarding the Common Warrants and Common Warrant Shares set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD

On January 31, 2025, the Company issued a press release regarding the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock

4.2	Form of Common Stock Purchase Warrant to Purchase Common Stock

4.3	Form of Placement Agent Warrant to Purchase Common Stock

5.1	Opinion of Dorsey & Whitney LLP

10.1	Form of Securities Purchase Agreement by and among the Company and the party thereto

99.1	Press Release dated January 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation

	By:	/s/ Eric Schlorff
Date: February 3, 2025	Name:	Eric Schlorff
	Title:	Chief Executive Officer

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